UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities exchange act of 1934

Date of report (Date of earliest event reported): February 22, 2005

AFFIRMATIVE INSURANCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware		75-2770432
(State or other jurisdiction	000-50795	(I.R.S. Employer
of incorporation	(Commission File Number)	Identification Number)

4450 Sojourn Drive, Suite 500
Addison, Texas		75001
(Address of principal		(Zip code)
executive offices)

(972) 728-6300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Form of Stock Option Agreement
Form of Restricted Stock Agreement
Description of Non-Employee Director Compensation

Item 1.01. Entry Into a Material Definitive Agreement.

      On February 22, 2005 the Compensation Committee of the Board of Directors (the “Board”) of Affirmative Insurance Holdings, Inc. (the “Company”), approved, and in the case of directors, made recommendations, regarding the following issues related to its directors’ and executive officers’, including its Chief Executive Officer’s, compensation for fiscal 2004 and 2005: (1) adjustments to non-employee director compensation, (2) stock option and performance based restricted stock grants, (3) 2004 bonus grants and (4) establishment of 2005 performance targets. On February 23, 2005, the Board approved the adjustments to non-employee director compensation.

Adjustments to Non-Employee Director Compensation

      Pursuant to the Company’s pre-existing policies, non-employee directors receive $25,000 per year for serving on the Company’s Board (their “Annual Retainer”). In 2004, this amount was prorated to $11,712.33. Committee Chairmen receive an additional $5,000 per year. In 2004, this amount was prorated to $2,342.47. Non-employee directors receive $2,000 for each regular director meeting attended and $1,000 for each special meeting or committee meeting attended. On May 25, 2004, the Company adopted the Affirmative Insurance Holdings, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”). In 2004, pursuant to the Stock Incentive Plan, each non-employee director received a one-time option to purchase 5,000 shares of the Company’s common stock at a price of $15.10 per share. These options vest one year from the date of grant. Also under the Stock Incentive Plan, each non-employee director will receive annually, on January 31, an option to purchase 5,000 shares of the Company’s common stock at a price equal to the closing price on the last day of trading in January of that year with a vesting period of one year from the date of grant. Pursuant to this provision, each director received an option to purchase 5,000 shares of the Company’s stock at a price of $16.08 per share on January 31, 2005. These options are subject to a one-year vesting period.

      On February 22, 2005, the Compensation Committee recommended and on February 23, 2005, the Board approved, that in addition to the forgoing, the non-employee directors would receive, in May of each year, an annual grant of 1,000 shares of restricted stock and that members of the audit committee would receive an annual grant of an additional 500 shares of restricted stock. This restricted stock will vest on the first anniversary of the grant date, provided however, that the non-employee director must fulfill his or her term for which the restricted shares were granted in order for the restrictions to be lifted. A form of restricted stock agreement, which appears as Exhibit 10.2 to this report, is incorporated by reference in response to this Item 1.01.

Stock Option and Performance Based Restricted Stock Grants

      From time to time, the Compensation Committee has granted awards under various benefit plans to employees, including “named executive officers” as such term is defined by Item 402(a)(3) of Regulation S-K. In particular, the Compensation Committee has issued restricted stock awards, incentive stock options and nonqualified stock options under its Stock Incentive Plan. On February 22, 2005, the Compensation Committee approved the grant of stock options to purchase 329,320 shares of our common stock. The stock options vest twenty percent per year on the anniversary of the grant date, and therefore will be fully vested on the fifth anniversary of the grant date. The stock options will expire on the tenth anniversary of the grant date. Also on February 22, 2005, the Compensation Committee approved the future issuance of 64,721 shares of performance based restricted stock. These restricted shares will be issued to certain employees, including “named executive officers” in approximately one year, provided that certain pre-established targets for: (1) total controlled premium, (2) agency segment pre-tax margin, (3) insurance company segment combined ratio, (4) earnings per share and (5) return on equity are met. The restricted stock will be subject to a three-year vesting period. The Compensation Committee granted certain officers of the Company the authority to execute option agreements and restricted stock agreements in accordance with the terms of the Stock Incentive Plan in connection with each of the grants made in 2005. A form of stock option agreement and restricted stock agreement, which appear as Exhibits 10.1 and 10.2 to this report, are incorporated by reference in response to this Item 1.01. Although the amount of each award varies, each award recipient receives the same form of agreement.

Award of 2004 Bonuses

      On February 22, 2005, the Compensation Committee approved annual cash bonus awards earned during 2004 and to be paid in March 2005 for the Company’s executive officers. Bonuses for 2004 for the Company’s executive officers, including the Chief Executive Officer, were awarded, in part, based on the Company achieving certain profitability targets and metrics for 2004 established by the Compensation Committee relating to (1) total controlled premium, (2) agency segment pre-tax margin, (3) insurance company segment combined ratio, (4) earnings per share, (5) return on equity and (6) department related goals. The following table lists the bonuses that were granted to each named executive officer:

Name and Principal Position	2004 Bonus

Thomas E. Mangold	$365,000
Chief Executive Officer, President and
Chairman of the Board of Directors

M. Sean McPadden	$160,000
Executive Vice President

Katherine C. Nolan	$125,000
Executive Vice President

Timothy A. Bienek	$210,000
Executive Vice President
and Chief Financial Officer

George M. Daly	$35,000
Senior Vice President — Retail Division

Wilson A. Wheeler	$65,000
Senior Vice President and Chief Claims Officer

Approval of the 2005 Bonus Program

      The Compensation Committee also established a 2005 bonus program for the Company’s executive officers, including its Chief Executive Officer, which is based upon certain pre-established targets for: (1) total controlled premium, (2) agency segment pre-tax margin, (3) insurance company segment combined ratio, (4) earnings per share, (5) return on equity and (6) department related goals. The following table lists the amount of cash bonus payable in certain situations to the applicable executive officer expressed as a percentage of such officer’s annual salary. In the event that the pre-established performance targets are 80% achieved, the executive officers will receive an amount equal to 50% of the percentage of his or her salary listed beside his or her name under the title “Target 2005 Bonus.” In the event that the pre-established performance targets are met, each executive officer will receive a bonus in an amount equal to the percentage listed under the title “Target 2005 Bonus.” The Compensation Committee retains discretion to increase an award based on individual and Company performance and may award an executive officer a bonus up to an amount equal to the percentage of his or her salary beside his or her name under the title “Maximum 2005 Bonus” pursuant to such discretion.

Name and Principal Position	Target 2005 Bonus	Maximum 2005 Bonus

Thomas E. Mangold
Chief Executive Officer, President and		150%
Chairman of the Board of Directors	75%

M. Sean McPadden
Executive Vice President	45%	90%

Katherine C. Nolan
Executive Vice President	45%	90%

Timothy A. Bienek
Executive Vice President		90%
and Chief Financial Officer	45%

George M. Daly
Senior Vice President — Retail Division	35%	70%

Wilson A. Wheeler
Senior Vice President and Chief Claims Officer	30%	50%

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

Number	Exhibit

10.1*	Form of Stock Option Agreement
10.2*	Form of Restricted Stock Agreement
10.3*	Description of Non-Employee Director Compensation

*Filed herewith.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:	/s/ Timothy A. Bienek
Timothy A. Bienek
Executive Vice President and Chief Financial Officer

Date: February 28, 2005

Number	Exhibit

10.1*	Form of Stock Option Agreement
10.2*	Form of Restricted Stock Agreement
10.3*	Description of Non-Employee Director Compensation